Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Registration Statement on Form S-4 (File No. 333-69523) of our reports, which contained an explanatory paragraph regarding the Company's ability to continue as a going concern, dated April 15, 1998, on our audits of the consolidated financial statements and consolidated financial statement schedule of Saba Petroleum Company. We also consent to the reference to our firm under the caption "Experts".



                                          /s/  PricewaterhouseCoopers, LLP
                                            ------------------------------
                                             PricewaterhouseCoopers, LLP


Los Angeles, California
February 15, 1999